Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated April 10, 2026, with respect to the consolidated financial statements of HawkEye 360, Inc. contained in the Final Prospectus, filed on May 7, 2026, relating to the Registration Statement on Form S-1, as amended (File No. 333-294965), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.
/s/ GRANT THORNTON LLP
Arlington, Virginia
May 8, 2026